As filed with the Securities and Exchange Commission on January 21, 1999
                                                       REGISTRATION NO.
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                                 ---------------

                         DIME COMMUNITY BANCSHARES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                                             11 - 3297463
(STATE OR OTHER JURISDICTION OF                               (I.R.S. EMPLOYER
       INCORPORATION OR                                      IDENTIFICATION NO.)
         ORGANIZATION)

                              209 Havemeyer Street
                            Brooklyn, New York 11211
                                 (718) 782-6200
          (ADDRESS, INCLUDING ZIP CODE, OF PRINCIPAL EXECUTIVE OFFICES)

                                 ---------------

             OPTION PLAN CONSISTING OF OPTION CONVERSION AGREEMENTS
                       WITH FORMER OFFICERS AND DIRECTORS
                           OF FINANCIAL BANCORP, INC.

                            (FULL TITLE OF THE PLAN)

                                 ---------------

                            Mr. Vincent F. Palagiano
                Chairman of the Board and Chief Executive Officer
                         Dime Community Bancshares, Inc.
                              209 Havemeyer Street
                            Brooklyn, New York 11211
                                 (718) 782-6200

                                    Copy to:

                             W. Edward Bright, Esq.
                             Thacher Proffitt & Wood
                       Two World Trade Center - 39th Floor
                            New York, New York 10048
                                 (212) 912-7400
          (NAME AND ADDRESS, INCLUDING ZIP CODE, TELEPHONE NUMBER AND
                        AREA CODE, OF AGENT FOR SERVICE)

                                 ---------------

                                                   CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                          Amount to       Proposed Maximum Offering       Proposed Maximum             Amount of
Title of Securities to be Registered   be Registered(1)       Price Per Share (2)    Aggregate Offering Price (2)   Registration Fee
                                                                                                  (2)
------------------------------------------------------------------------------------------------------------------------------------
    Common Stock, $0.01 par value        177,286 shares              -----                   $1,491,324.41             $414.59
====================================================================================================================================

(1) Based on the number of shares of common stock of Dime Community Bancshares, Inc. (the "Company") reserved for issuance upon exercise of options granted pursuant to Option Conversion Agreements dated January 21, 1999 between Dime Community Bancshares, Inc., and certain former officers and directors of Financial Bancorp, Inc. In addition to such shares, this registration statement also covers an undetermined number of shares of common stock of the Company that, by reason of certain events specified in the Plans, may become issuable upon exercise of options or grant of awards through the application of certain anti-dilution provisions.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) of the Securities Act of 1933, pursuant to which 40,311 shares of Company Common Stock subject to outstanding options are deemed to be offered at $5.17 per share, 9,141 shares are deemed to be offered at $7.39 per share, 9,141 shares are deemed to be offered at $7.80 per share, 45,566 shares are deemed to be offered at $9.30 per share and 73,127 shares are deemed to be offered at $9.85 per share, the prices at which such options may be exercised according to the terms of the applicable agreements.


================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


ITEM 1.           PLAN INFORMATION.

                  Not required to be filed with the Securities and Exchange Commission (the "Commission").


ITEM 2.           REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

                  Not required to be filed with the Commission.


                  Note: The document containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents need not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended ("Securities Act").


                                     PART II


ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents and information heretofore filed with the Commission by the Registrant (File No. 0-27782) are incorporated by reference in this registration statement:

         (1) the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1998, which was filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         (2) the description of the Registrant's Common Stock (the "Common Stock") contained in the Registrant's Registration Statement on Form 8-A, dated February 15, 1996;

         (3) the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998; and

         (4) the Registrant's Current Reports on Form 8-K, dated July 18, 1998 and amended on July 27, 1998, October 20, 1998, December 30, 1998 and January 6, 1999, filed by the Registrant pursuant to Section 13 of the Exchange Act.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the end of the fiscal year ended June 30, 1998 and prior to the date of the termination of the offering of the Common Stock offered hereby shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

                  Dime Community Bancshares, Inc. will provide without charge to each person to whom this Prospectus is delivered, upon request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Written requests should be directed to the Human Resources Department, Dime Community Bancshares, Inc., 209 Havemeyer Street, Brooklyn, New York 11211. Telephone requests may be directed to (718) 782-6200.


ITEM 4.           DESCRIPTION OF SECURITIES.

                  Not applicable.


ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.


ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Section 145 of the Delaware General Corporation Law ("DGCL") INTER ALIA, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such person against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the shareholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

                  Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him, and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

                  Article IX of the Company's Certificate of Incorporation provides that a director shall not be personally liable to the Company or its stockholders for damages for breach of his fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is expressly prohibited by the DGCL. Article X of the Company's Certificate of Incorporation requires the Company, among other things, to indemnify to the fullest extent permitted by the DGCL, any person who is or was or has agreed to become a director or officer of the Company, who was or is made a party to, or is threatened to be made a party to, or has become a witness in, any threatened, pending or completed action, suit or proceeding, including actions or suits by or in the right of the Company, by reason of such agreement or service or the fact that such person is, was or has agreed to serve as a director, officer, employee or agent of another corporation or organization at the written request of the Company.

                  Article X also empowers the Company to purchase and maintain insurance to protect itself and its directors and officers, and those who were or have agreed to become directors or officers, against any liability, regardless of whether or not the Company would have the power to indemnify those persons against such liability under the law or the provisions set forth in the Certificate of Incorporation. The Company is also authorized by its Certificate of Incorporation to enter into individual indemnification contracts with directors and officers. The Company currently maintains directors' and officers' liability insurance consistent with the provisions of the Certificate of Incorporation.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.           EXHIBITS.

                  4.1 Form of Option Conversion Agreement by and between Dime Community Bancshares, Inc. and Former Officers and Directors of Financial Bancorp, Inc., dated January 21, 1999.
                  4.2 Certificate of Incorporation of Dime Community Bancshares, Inc., incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ending June 30, 1998.
                  4.3 Amended and Restated Bylaws of Dime Community Bancshares, Inc., incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ending June 30, 1998.
                  4.4 Agreement and Plan of Merger, Dated July 18, 1998, by and between Dime Community Bancshares, Inc. and Financial Bancorp, Inc., incorporated by reference to the Registrant's Current Report on Form 8-K, dated July 18, 1998, as amended by Form 8-K/A, dated July 27, 1998.
                  5.1 Opinion of Thacher Proffitt & Wood, counsel for Registrant, as to the legality of the securities being registered.
                  23.1     Consent of Thacher Proffitt & Wood (included in
                           Exhibit 5 hereof).
                  23.2     Consent of Deloitte & Touche LLP.


ITEM 9.           UNDERTAKINGS.

         A. RULE 415 OFFERING. The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         C. INCORPORATED ANNUAL AND QUARTERLY REPORTS. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         D. FILING OF REGISTRATION ON FORM S-8. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant for expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brooklyn, State of New York on the 14th day of January, 1999.

                                            Dime Community Bancshares, Inc.
                                            (Registrant)


                                            By: /s/ Vincent F. Palagiano
                                                -------------------------------
                                                Vincent F. Palagiano
                                                Chairman of the Board and Chief
                                                Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                  SIGNATURE                                         TITLE                            DATE
                  ---------                                         -----                            ----
/s/ Vincent F. Palagiano                         Vincent F. Palagiano                          January 14, 1999
----------------------------------------------   Chairman of the Board, Chief
                                                 Executive Officer and Director
                                                 (Principal Executive Officer)

/s/ Michael P. Devine                            Michael P. Devine                             January 14, 1999
----------------------------------------------   President and Chief Operating Officer
                                                 and Director

/s/ Kenneth J. Mahon                             Kenneth J. Mahon                              January 14, 1999
----------------------------------------------   Executive Vice President and Chief
                                                 Financial Officer (Principal Financial
                                                 and Accounting Officer)

/s/ Anthony Bergamo                              Anthony Bergamo                               January 14, 1999
----------------------------------------------   Director

/s/ George L. Clark, Jr.                         George L. Clark, Jr.                          January 14, 1999
----------------------------------------------   Director




                                       -6-





                  SIGNATURE                                         TITLE                              DATE
                  ---------                                         -----                              ----
/s/ Steven D. Cohn                               Steven D. Cohn                                January 14, 1999
----------------------------------------------   Director

/s/ Patrick E. Curtin                            Patrick E. Curtin                             January 14, 1999
----------------------------------------------   Director

/s/ Joseph H. Farrell                            Joseph H. Farrell                             January 14, 1999
----------------------------------------------   Director

/s/ Fred P. Fehrenbach                           Fred P. Fehrenbach                            January 14, 1999
----------------------------------------------   Director

/s/ John J. Flynn                                John J. Flynn                                 January 14, 1999
----------------------------------------------   Director

/s/ Malcolm T. Kitson                            Malcolm T. Kitson                             January 14, 1999
----------------------------------------------   Director

/s/ Stanley Meisels                              Stanley Meisels                               January 14, 1999
----------------------------------------------   Director

/s/ Louis V. Varone                              Louis V. Varone                               January 14, 1999
----------------------------------------------   Director

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                            DESCRIPTION
------                            -----------

   4.1 Form of Option Conversion Agreement by and Between Dime Community Bancshares, Inc. and Former Officers and Directors of Financial Bancorp, Inc.
   4.2   Certificate of Incorporation of Dime Community Bancshares,
         Inc., incorporated by reference to the Registrant's Annual
         Report on Form 10-K for the fiscal year ending June 30, 1998.*
   4.3   Amended and Restated Bylaws of Dime Community Bancshares,
         Inc., incorporated by reference to the Registrant's Annual
         Report on Form 10-K for the fiscal year ending June 30, 1998.*
   4.4 Agreement and Plan of Merger, Dated July 18, 1998, by and between Dime Community Bancshares, Inc. and Financial Bancorp, Inc., incorporated by reference to the Registrant's Current
         Report on Form 8-K, dated July 18, 1998, as amended by Form
         8-K/A, dated July 27, 1998.*
   5.1 Opinion of Thacher Proffitt & Wood, counsel for Registrant, as to the legality of the securities being registered.
  23.1   Consent of Thacher Proffitt & Wood (included in Exhibit 5 hereof).
  23.2   Consent of Deloitte & Touche LLP.

         *  Incorporated by reference.


                                       -8-